Exhibit 99.1

LifePoint Hospitals Reports First Quarter 2013 Results

First Quarter Revenue of $931.1 Million Up 9.4% Over Prior Year Period

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 26, 2013--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the first quarter ended March 31, 2013.

For the first quarter ended March 31, 2013, revenues from continuing operations were $931.1 million, up 9.4% from $851.0 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the first quarter ended March 31, 2013, decreased 42.4% to $32.3 million, or $0.69 per diluted share, compared with $56.0 million, or $1.16 per diluted share, for the same period a year ago, which included a benefit of $0.33 per diluted share relating to the Medicare Rural Floor settlement, as noted below.

The Company is providing the following additional information pertaining to certain items that affected the Company’s financial performance for the first quarters ended March 31, 2013 and March 31, 2012:

  Results for the first quarter ended March 31, 2013, included severance costs of $3.2 million, or $0.04 per diluted share, related to the reorganization of the Company’s Hospital Support Center,
  Results for the first quarter ended March 31, 2013, included debt extinguishment costs of $4.4 million, or $0.06 per diluted share, as a result of the issuance of Incremental Term Loans and the repurchase of the Company’s 2025 Convertible Notes, and
  Results for the first quarter ended March 31, 2012, included the Medicare Rural Floor settlement, which increased revenues by $31.3 million and increased related costs by $5.7 million, for a net impact of $0.33 per diluted share.

In commenting on the results, William F. Carpenter III, chairman and chief executive officer of LifePoint Hospitals, said, “While experiencing soft volumes, we effectively controlled costs and cash flow from operations was strong in the quarter. We are executing the right strategies, which address both current market conditions and position us for healthcare reform, with a focus on expanding existing market share and growing through acquisitions.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ first quarter 2013 conference call will be available on line at www.lifepointhospitals.com/news/press-releases and www.earnings.com today, Friday, April 26, 2013, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 57 hospital campuses in 20 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RAC) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors, whether due to a change in our revenue mix, service mix, reduction in commercial rates or otherwise; (v) our ability to acquire hospitals and other healthcare providers on favorable terms, the business risks and costs associated therewith and the uncertainty in operating and integrating such hospitals and other providers; (vi) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments ; (vii) the failure or closure of employers in our markets, especially those that are dependent on a small number of local employers; (viii) the growth of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our hospitals, and deterioration in the collectability of these accounts; (ix) changes in general economic conditions nationally and regionally in our markets; (x) whether our core strategies will result in anticipated operating results, including measureable quality and satisfaction improvements; (xi) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (xii) the ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct costs associated with employing physicians and other healthcare professionals; (xiii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our hospital in such market; (xiv) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xv) any interruption of or restriction in our access to licensed information (and information technology systems) or failure in our ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xvi) the highly competitive nature of the health care business; (xvii) adverse events in states where a large portion of our revenues are concentrated; (xviii) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, and any changes in accounting practices; (xix) liabilities resulting from potential malpractice and related legal claims brought against our hospitals or the healthcare providers associated with, or employed by, such hospitals or affiliated entities; (xx) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and whether they are able to do so effectively; (xxi) the continued viability of Duke – LifePoint Healthcare and our partnership with Duke University Medical Center; and (xxii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “our,” “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended March 31,
	2013		2012
	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,100.2		$998.1
Provision for doubtful accounts	169.1		147.1
Revenues	931.1	100.0%	851.0	100.0%

Salaries and benefits	433.2	46.5	370.0	43.5
Supplies	144.7	15.5	129.0	15.2
Other operating expenses	221.5	23.8	188.5	22.0
Other income	(5.7)	(0.6)	(1.2)	(0.1)
Depreciation and amortization	55.8	6.0	45.1	5.3
Interest expense, net	23.9	2.6	25.5	3.0
Debt extinguishment costs	4.4	0.5	–	–
Impairment charge	–	–	3.1	0.4
	877.8	94.3	760.0	89.3

Income from continuing operations before income taxes	53.3	5.7	91.0	10.7
Provision for income taxes	20.3	2.2	34.1	4.0
Income from continuing operations	33.0	3.5	56.9	6.7

Income from discontinued operations, net of income taxes	0.1	0.1	0.1	–
Net income	33.1	3.6	57.0	6.7
Less: Net income attributable to noncontrolling interests	(0.7)	(0.1)	(0.9)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$32.4	3.5%	$56.1	6.6%

Earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Basic	$0.71		$1.19
Diluted	$0.69		$1.16

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$32.3		$56.0
Income from discontinued operations, net of income taxes	0.1		0.1
Net income	$32.4		$56.1

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS PER SHARE CALCULATIONS In millions, except per share amounts

	Three Months Ended March 31,
	2013	2012
Income from continuing operations	$33.0	$56.9
Less: Net income attributable to noncontrolling interests	(0.7)	(0.9)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	32.3	56.0
Income from discontinued operations, net of income taxes	0.1	0.1
Net income attributable to LifePoint Hospitals, Inc.	$32.4	$56.1

Weighted average shares outstanding – basic	45.8	47.0
Effect of dilutive securities: stock options and other stock-based awards	1.4	1.3
Weighted average shares outstanding – diluted	47.2	48.3

Earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Basic	$0.71	$1.19
Diluted	$0.69	$1.16

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	March 31, 2013	Dec. 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$160.4	$85.0
Accounts receivable, less allowances for doubtful accounts of $610.9 and $558.4 at March 31, 2013, and December 31, 2012, respectively	562.1	518.8
Inventories	96.3	97.0
Prepaid expenses	36.2	31.8
Deferred tax assets	149.9	142.5
Other current assets	53.6	50.2
	1,058.5	925.3

Property and equipment:
Land	102.1	101.9
Buildings and improvements	1,823.3	1,815.2
Equipment	1,320.5	1,289.7
Construction in progress	80.7	81.0
	3,326.6	3,287.8
Accumulated depreciation	(1,303.6)	(1,256.9)
	2,023.0	2,030.9

Deferred loan costs, net	17.1	21.9
Intangible assets, net	81.9	84.5
Other	38.1	47.8
Goodwill	1,611.5	1,611.8
Total assets	$4,830.1	$4,722.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$113.3	$117.4
Accrued salaries	110.9	128.2
Income taxes payable	27.7	0.7
Other current liabilities	204.4	185.3
Current maturities of long-term debt	567.7	13.3
	1,024.0	444.9

Long-term debt	1,158.4	1,696.5
Deferred income tax liabilities	247.6	249.2
Long-term portion of reserves for self-insurance claims	138.6	133.0
Other long-term liabilities	83.8	79.2
Long-term income tax liability	16.9	16.9
Total liabilities	2,669.3	2,619.7

Redeemable noncontrolling interests	29.8	29.4

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,435.8	1,403.5
Accumulated other comprehensive income	0.2	0.2
Retained earnings	1,251.2	1,218.8
Common stock in treasury, at cost	(579.7)	(572.6)
Total LifePoint Hospitals, Inc. stockholders’ equity	2,108.1	2,050.5
Noncontrolling interests	22.9	22.6
Total equity	2,131.0	2,073.1
Total liabilities and equity	$4,830.1	$4,722.2

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$33.1	$57.0
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(0.1)	(0.1)
Stock-based compensation	6.8	6.8
Depreciation and amortization	55.8	45.1
Amortization of physician minimum revenue guarantees	4.5	5.0
Amortization of debt discounts	5.9	6.3
Amortization of deferred loan costs	1.2	1.5
Debt extinguishment costs	4.4	–
Impairment charge	–	3.1
Deferred income tax benefit	(7.1)	(21.5)
Reserve for self-insurance claims, net of payments	4.6	4.7
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(29.5)	(82.4)
Inventories and other current assets	(6.1)	1.0
Accounts payable and accrued expenses	(10.2)	(6.9)
Income taxes payable/receivable	27.0	54.0
Other	1.5	0.2
Net cash provided by operating activities – continuing operations	91.8	73.8
Net cash provided by (used in) operating activities – discontinued operations	0.4	(0.8)
Net cash provided by operating activities	92.2	73.0

Cash flows from investing activities:
Purchases of property and equipment	(38.5)	(60.8)
Acquisitions, net of cash acquired	(1.3)	(20.1)
Other	0.2	(0.2)
Net cash used in investing activities	(39.6)	(81.1)

Cash flows from financing activities:
Proceeds from borrowings	323.0	–
Payments of borrowings	(313.6)	–
Repurchases of common stock	(7.1)	(5.5)
Payment of debt financing costs	(0.9)	–
Proceeds from exercise of stock options	23.6	3.9
Proceeds from employee stock purchase plans	–	0.7
Distributions to noncontrolling interests	(1.5)	(0.7)
Capital lease payments and other	(0.7)	(0.4)
Net cash provided by (used in) financing activities	22.8	(2.0)

Change in cash and cash equivalents	75.4	(10.1)
Cash and cash equivalents at beginning of period	85.0	126.2
Cash and cash equivalents at end of period	$160.4	$116.1

Supplemental disclosure of cash flow information:
Interest payments	$7.2	$8.0
Capitalized interest	$0.4	$0.8
Income tax payments, net	$0.5	$1.6

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

	Three Months Ended March 31,
	2013	2012	% Change
Continuing Operations: (1)
Number of hospitals at end of period	57	53	7.5%
Admissions	52,249	51,488	1.5
Equivalent admissions (2)	116,463	112,295	3.7
Revenues per equivalent admission	$7,995	$7,578	5.5
Medicare case mix index	1.37	1.30	5.4
Average length of stay (days)	4.7	4.4	6.8
Inpatient surgeries	13,540	13,605	(0.5)
Outpatient surgeries	44,036	42,999	2.4
Emergency room visits	292,002	272,913	7.0
Outpatient factor (2)	2.23	2.18	2.3

Same-hospital: (3)
Number of hospitals at end of period	53	53	-%
Admissions	48,475	51,488	(5.9)
Equivalent admissions (2)	106,839	112,295	(4.9)
Revenues per equivalent admission	$7,773	$7,578	2.6
Medicare case mix index	1.35	1.30	3.8
Average length of stay (days)	4.5	4.4	2.3
Inpatient surgeries	12,216	13,605	(10.2)
Outpatient surgeries	40,027	42,999	(6.9)
Emergency room visits	273,887	272,913	0.4
Outpatient factor (2)	2.20	2.18	0.9

(1)

Continuing operations information includes the results of (i) our hospital support center, (ii) our same-hospital operations, (iii) the results of Scott Memorial Hospital (“Scott Memorial”), which we acquired effective January 1, 2013, though our joint venture with Norton Healthcare, Inc., (iv) Marquette General Health System (“Marquette General”), which we acquired effective September 1, 2012, Twin County Regional Hospital (“Twin County”), in which we acquired an 80% interest effective April 1, 2012, each through Duke LifePoint Healthcare and (v) Woods Memorial Hospital (“Woods Memorial”), which we acquired effective July 1, 2012.

(2)

Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)

Same-hospital information includes the results of our hospital support center and the same 53 hospitals operated during the three months ended March 31, 2013 and 2012. Same-hospital information excludes the results of Scott Memorial, Marquette General, Twin County and Woods Memorial.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions, except Diluted EPS amounts

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; debt extinguishment costs; impairment charge; provision for income taxes; income from discontinued operations, net of income taxes; and net income attributable to noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2013		2012
	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,100.2		$998.1
Provision for doubtful accounts	169.1		147.1
Revenues	931.1	100.0%	851.0	100.0%

Salaries and benefits	433.2	46.5	370.0	43.5
Supplies	144.7	15.5	129.0	15.2
Other operating expenses	221.5	23.8	188.5	22.0
Other income	(5.7)	(0.6)	(1.2)	(0.1)
	793.7	85.2	686.3	80.6
Adjusted EBITDA	$137.4	14.8%	$164.7	19.4%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended March 31,
	2013	2012
Adjusted EBITDA	$137.4	$164.7
Less: Depreciation and amortization	55.8	45.1
Interest expense, net	23.9	25.5
Debt extinguishment costs	4.4	–
Impairment charge	–	3.1
Provision for income taxes	20.3	34.1
Income from discontinued operations, net of income taxes	(0.1)	(0.1)
Net income attributable to noncontrolling interests	0.7	0.9
Net income attributable to LifePoint Hospitals, Inc.	$32.4	$56.1

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman, 615-372-8501
Executive Vice President and
Chief Financial Officer